CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
Legg Mason Tax-Free Income Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement of Legg Mason Tax-Free Income Fund on Form N-1A (File No. 33-37971) of our report dated April 24, 1998 on our audits of the financial statements and financial highlights of the Maryland Tax-Free Income Trust, Pennsylvania Tax-Free Income Trust, and Tax-Free Intermediate-Term Income Trust (three of the portfolios included in the Legg Mason Tax-Free Income Fund) which report is included in the Annual Report to Shareholders for the year ended March 31, 1998, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and "The Trust's Independent Accountants" in the Statement of Additional Information.

                                     /s/PricewaterhouseCoopers LLP
                                     _____________________________
                                     PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
July 29, 1998